UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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ESCALADE, INCORPORATED
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ESCALADE, INCORPORATED

Notice of Annual Stockholders’ Meeting
April 29, 2011
7:30 a.m. Central Daylight Savings Time

Dear Stockholder:

You are cordially invited to attend our 2011 Annual Stockholders’ Meeting, which will be held at 7:30 a.m. Central Daylight Savings Time on Friday, April 29, 2011 at the principal executive offices of Escalade, Incorporated located at 817 Maxwell Avenue, Evansville, Indiana 47711.

We are holding the annual meeting for the following purposes:

1.	To elect to the Board four (4) Directors as set forth herein;

2.	To ratify the appointment of BKD, LLP as our independent registered public accounting firm for 2011;

3.	To transact such other business that may properly come before the meeting or any adjournment thereof.

These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

To ensure that your vote is promptly recorded, please vote as soon as possible, even if you plan to attend the meeting in person. Please sign, mark and return the Proxy enclosed with this Notice at your earliest convenience.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON FRIDAY, APRIL 29, 2011.

The Company’s Notice of Annual Stockholders’ Meeting, Proxy Statement for the 2011 Annual Stockholders’ Meeting and Annual Report on Form 10-K is available at www.escaladeinc.com.

By order of the Board of Directors

Deborah J. Meinert

VP Finance, CFO & Secretary

Evansville, Indiana	March 25, 2011

PROXY STATEMENT

The Board of Directors of Escalade, Incorporated (hereinafter referred to as “Escalade” or the “Company”), headquartered at 817 Maxwell Avenue, Evansville, Indiana 47711 Ph: (812) 467-4449, is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Friday, April 29, 2011, at 7:30 a.m. Central Daylight Savings Time. Each of the 12,807,318 shares of common stock outstanding on February 16, 2011 is entitled to one vote on all matters acted upon at the meeting and only stockholders of record on the books of the Company at the close of business on February 16, 2011 will be entitled to vote at the meeting, either in person or by proxy.

The shares represented by all properly executed proxies received by the Company will be voted as designated and each not designated will be voted affirmatively. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Any proxy given by a stockholder of record may be revoked at any time before it is voted, by written notice to the Company’s Secretary, by execution of a later dated proxy, or by a personal vote at the Annual Meeting. This proxy statement is being mailed to stockholders on or about March 25, 2011.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by directors, officers, and other regular employees of the Company, who will receive no compensation in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

The holders of a majority of the Company’s outstanding common stock must be present or represented by proxy at the Annual Meeting to constitute a quorum.

The four (4) nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. A properly executed proxy marked “Withhold Authority to Vote” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. The persons named as proxies in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld.

For each other item presented at the Annual Meeting, the affirmative vote of the holders of a majority of the Company’s shares present or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.

The Annual Report of the Company for its fiscal year 2010 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.

CERTAIN BENEFICIAL OWNERS

Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company’s common stock by its directors, named executive officers (as defined under “Compensation Philosophy” on page 11), and by each person or group of affiliated persons known by us to own beneficially more than 5% of our outstanding common stock. The percentage of beneficial ownership is based on 12,807,318 shares deemed outstanding on March 7, 2011. In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of our common stock pursuant to Section 13(d) or 13(g) of the Exchange Act.

Name and Address Of Beneficial Owner (1)	Number of Common Shares Beneficially Owned		Percentage Of Class

Robert E. Griffin Chairman of the Board	3,130,761	(2)	24.5	%(2)
Robert J. Keller President & Chief Executive Officer	249,000	(3)	1.9	%(3)
Deborah J. Meinert Vice-President Finance & Chief Financial Officer	93,400	(4)	0.7	%(4)
Patrick J. Griffin President, Martin Yale Group	2,938,598	(5)	22.9	%(5)
George Savitsky Director	55,876	(6)	0.4	%(6)
Richard D. White Director	96,145	(7)	0.8	%(7)
Edward E. Williams Director	455,616	(8)	3.6	%(8)
Richard F. Baalmann, Jr. Director	69,782	(9)	0.5	%(9)
All Directors and Executive Officers as a Group (8 Individuals)	4,317,882	(10)	33.7	%(10)

Other 5% Stockholders

Andrew and Charmenz Guagenti 2641 N. Cullen Avenue Evansville, Indiana 47715	1,056,892	(11)	8.3	%(11)

VN Capital Fund I, L.P. 1133 Broadway Suite 1609 New York, NY 10010	639,272	(12)	5.0	%(12)

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	838,100	(13)	6.5	%(13)

(1)	Except as otherwise noted, the address of each beneficial owner listed in the table is c/o Escalade, Inc., at 817 Maxwell Avenue, Evansville, Indiana 47711.
(2)
Includes 971,296 shares held by a Family Limited Partnership and 1,800,000 shares held by a Family Limited Liability Corporation. The shares in the Family Limited Partnership and the Family Limited Liability Corporation are also reported in the ownership of Patrick Griffin. Robert Griffin’s ownership also includes 5,000 stock options issued 2/26/2010 that will vest on 2/26/2011, and 7,500 stock options issued 3/1/2011 that will vest on 3/1/2012.

(3)
Includes 125,000 stock options issued on 3/31/2009 that will vest on 3/31/2012, 55,000 stock options issued on 2/26/2010 that vest at 25% per year beginning 2/26/2011, and 40,000 stock options issued on 3/1/2011 that vest at 25% per year beginning 3/1/2012.

(4)
Includes 45,000 stock options issued on 3/31/2009 that will vest on 3/31/2012, 27,500 stock options issued on 2/26/2010 that vest at 25% per year beginning 2/26/2011, and 18,500 stock options issued on 3/1/2011 that vest at 25% per year beginning 3/1/2012.

(5)
Includes 971,296 shares held by a Family Limited Partnership and 1,800,000 shares held by a Family Limited Liability Corporation, also reported in the ownership of Robert Griffin. Patrick Griffin’s total also includes 30,000 stock options issued on 3/31/2009 that will vest on 3/31/2012, 30,000 stock options issued on 2/26/2010 that vest at 25% per year beginning 2/26/2011, and 13,000 stock options issued on 3/1/2011 that vest at 25% per year beginning 3/1/2012.

(6)	Includes 15,876 shares issuable upon the exercise of outstanding stock options.
(7)	Includes 15,787 shares issuable upon the exercise of outstanding stock options.
(8)
Includes 37,038 shares owned by Good Earth Tools, Inc., of which Mr. Edward Williams owns 33% of the outstanding voting stock and is an executive officer and 337,302 shares owned by KPW Family Limited Partnership, of which Mr. Williams is one of three partners. Mr. Williams disclaims beneficial ownership of these shares. Also includes 15,787 shares issuable upon the exercise of outstanding stock options and 27,661 shares issuable upon the vesting of restricted stock units.

(9)	Includes 15,698 shares issuable upon the exercise of outstanding stock options and 25,818 shares issuable upon the vesting of restricted stock units.
(10)	Shares reported under both Robert Griffin and Patrick Griffin (2,771,296 shares) are counted only once.
(11)
Includes 27,716 shares held by Mr. Guagenti, in his name, in his directed IRA, or as Trustee, and 38,720 shares owned by Mrs. Guagenti directly, in her directed IRA, or as Trustee. Mr. Guagenti is also the beneficial owner of 990,456 shares held by partnerships for which he is the managing partner, of which he and Mrs. Guagenti own 488,896 shares and 376,989 shares, respectively, by virtue of their partnership interests therein. Mr. and Mrs. Guagenti each disclaim beneficial ownership of the shares held by the other.

(12)	Based on information provided in Schedule 13D, filed with the SEC as of September 8, 2008.
(13)	Based on information provided in Schedule 13G, filed with the SEC as of December 31, 2007.

ITEM NO. 1
ELECTION OF DIRECTORS

The Board of Directors voted to set the size of the Board at seven (7) members. Three of the Directors currently serving on the Board were elected to two-year terms at the 2010 Annual Meeting of Stockholders, with terms ending at the 2012 Annual Meeting. The nominees presented for election at the 2011 Annual Meeting include the four individuals who are current Directors and were elected to one year terms at the 2010 Annual Meeting. Those persons standing for election are Robert E. Griffin, Robert J. Keller, Richard F. Baalmann, Jr., and Patrick J. Griffin. Each nominee elected will serve a two-year term, expiring at the 2013 Annual Meeting.

Director candidates are nominated by the independent members of the Board of Directors, as the Company does not believe that it is necessary to have a separate Nominating Committee, as such nominations are handled by the full board. The Board has determined that a potential candidate to be nominated to serve as a director should have the following primary attributes: high achievement expectations with regard to increasing stockholder value; uncompromising position on maintaining ethics; conservative attitude towards financial accounting and disclosure; and should be a stockholder of the Company to bring the perspective of a stockholder to the Board. The Board believes that the composition of the Board as a whole should reflect diversified experience, education and skills in manufacturing, consumer product sales and marketing, investment banking, accounting and finance, exporting to global markets, and knowledge of the Company’s culture. The Board further believes that gender, age and ethnic diversity can enhance the overall perspectives of the Board and of management. The Board takes all of these diversity factors into account when considering individual director candidates.

To date, the Board has not deemed it necessary to engage a third party search firm to assist in identifying suitable candidates for directors, but has the authority to do so in the future. No fees were paid to any such search firm in connection with the nominees for directors named in this proxy statement. The Board believes that the existing Board members and executive management of the Company have sufficient networks of business contacts that will likely form the candidate pool from which nominees will be identified. Once a candidate is identified, as many members of the Board as feasible will meet with such candidate and the Board as a whole subsequently will evaluate the candidates using the criteria outlined above. The independent Board members will then make the final determination of whether or not to nominate the candidate.

Under the Company’s Bylaws, director nominations may be brought at an annual meeting of stockholders only by or at the direction of the board of directors or by a stockholder entitled to vote who has submitted a nomination in accordance with the requirements of the Company’s Bylaws as in effect from time to time. To be timely under the Bylaws as now in effect, a stockholder notice must be delivered to the Company’s Secretary at the principal executive offices in Evansville, Indiana not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Under this provision, nominations for this year’s Annual Meeting were due by January 30, 2011. The Company has received one proposal for this Annual Meeting. At the February 24, 2011 Meeting of the Board of Directors, the Board determined not to nominate the proposed candidate.

Information with respect to each of the current Directors and nominees for the Board of Directors is set forth as follows:

Robert E. Griffin

Age 75, Director since 1973, Chairman since 1999

Business Experience: Interim Chief Executive Officer of the Company (April 2006-August 2006), former Chairman and Chief Executive Officer (1994-1999), and President and Chief Executive Officer (1976-1994).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Robert Griffin is qualified to serve as a board member because of his 30+ year executive management career with the Company in various roles including Chairman and Chief Executive Officer. In addition, Mr. Griffin’s board experience spans several companies including Stiga Sports, AB, a related Sporting Goods manufacturer and he has served on a variety of committees on those boards. Mr. Griffin has provided strong direction and leadership for the Company during his 38-year tenure on the Board.

Robert J. Keller

Age 49, Director since 2008

Business Experience: President and Chief Executive Officer of the Company (since 2007). President of Disston Tool Company, a subsidiary of Kennametal (2005-2006). President and other senior management roles for the sports apparel unit of Russell Corporation (2000-2005). Managing Director for Coca-Cola (1997-2000). Co-founder and Vice President- Sales and Marketing for Armor All Home Care (1993-1997). National Sales Manager and other sales and operations management positions for Thompson & Formby, a subsidiary of Kodak (1983-1993).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Keller is qualified to serve as a board member because of his 25+ year career in various roles including Chief Executive Officer, President, and Vice President-Sales and Marketing. Since February of 2009, Mr. Keller has also served on the Board of Escalade International, Ltd. Through his experience with several global consumer products companies, Mr. Keller brings a broad range of strategic marketing and manufacturing management skills to the leadership of Escalade.

Patrick J. Griffin

Age 41, Director since 2009

Business Experience: President of Martin Yale Group (since August 2009), Vice President Sales and Marketing, Martin Yale International (2007-2009) and successive product management roles at Escalade Sports (2002-2006). Director of Strategic Services for Edmondson/Quest (2000-2002). Director of Business Development for, Webcentric, Inc. and successively Network Commerce (1999-2000). Strategic Planning Associate for Koch Industries, Inc. (1998-1999). International marketing roles with PT Caraka Yasa in Jakata, Indonesia (1997), Escalade Sports (1993-1995), and the United States Foreign Commercial Service in Singapore (1992-1993).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Patrick Griffin is qualified to serve as a board member because of his history with the Company, his position as President of Martin Yale Group and his experience in product management and strategic planning. Mr. Griffin also holds an MBA from the University of Michigan at Ann Arbor. Mr. Griffin’s board experience since 2007 includes Escalade International, Ltd. and Stiga Sports AB, both related sporting goods companies.

George Savitsky

Age 72, Director since 2004

Business Experience: Founder and President of Savitsky, Satin & Bacon, a business management company specializing in managing the financial affairs of people in the entertainment industry (since 1990). Prior to founding Savitsky, Satin and Bacon, Mr. Savitsky, a Certified Public Accountant, was a partner in Laventhol and Horwath (1983-1990), a business manager for Plant and Cohen & Company (1978-1983), President of a wholly owned subsidiary of Ideal Toy Corp. (1973-1978), Controller and then Marketing Vice President of Tensor Corporation (1964-1973), and practicing Certified Public Accountant (1961-1964).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Savitsky is qualified to serve as a board member because of his background as a Certified Public Accountant, his financial experience and his marketing and manufacturing exposure in pool tables, table tennis tables and other sporting goods. Mr. Savitsky is considered an audit committee financial expert under SEC rules. During his seven-year tenure on the Board, Mr. Savitsky has gained a good working knowledge of the Company that provides efficiency and continuity to our Board. Mr. Savitsky serves on the Company’s compensation committee and also serves as Chairman of the Company’s audit committee.

Richard D. White

Age 57, Director since 2004

Business Experience: Managing Director and head of the Private Equity and Special Products Department at Oppenheimer & Co. Inc., a leading investment bank and full service investment firm (since 2004). Founder and President of Aeolus Capital Group, LLC, an investment management company (2002-2004). Managing Director of CIBC Capital Partners, the private equity merchant banking division of Canadian Imperial Bank of Commerce (1997-2002), successor by acquisition to Oppenheimer & Co., Inc. Managing Director of Oppenheimer & Co., Inc. (1985-1997). Managing Director and Partner of Ardshiel, Inc., a private equity firm (1981-1985). Consultant in the Management Consulting Services department of Coopers & Lybrand (1978-1981).

Mr. White has also held or currently holds directorships on a number of other public company boards, as follows: Director and Chairman of Nominating and Compensation Committees, member of the Audit Committee of G-III Apparel Group, Ltd, a leading manufacturer and distributor of outerwear, dresses, sportswear and women’s suits under licensed, proprietary, and private label brands (since 2003). Director and member of Audit Committee and Governance Committee of Lakes Entertainment, Inc., a developer and manager of casino properties (since 2006). Director, Chairman of Compensation Committee and member of Audit Committee of ActivIdentity Corp. (2003-2008). Mr. White is also Chairman of the Board of Mercury Energy, a private company that is a leading integrator and installer of solar energy systems.

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. White is qualified to serve as a board member because of his strong finance, accounting, strategic planning and investment management experience as well as his entrepreneurial disposition. Mr. White is a Certified Public Accountant and holds an MBA from the Wharton Graduate School of the University of Pennsylvania and a BA from Tufts University. He is considered an audit committee financial expert under SEC rules. During his seven-year tenure on the board, Mr. White has gained a good working knowledge of the Company that provides efficiency and continuity to our Board. Mr. White currently serves as Chairman of the Company’s compensation committee.

Edward E. Williams

Age 50, Director since 2004

Business Experience: Founder and President of Ballast Tools, Incorporated, a manufacturer of railway track maintenance equipment with locations in U.S., Canada and England and worldwide distribution (since 1985). Vice President of Good Earth Tools, Inc., a specialty manufacturer of tungsten carbide protected wear parts located in Crystal City, Missouri (since 1984). Founder and President of Ever Extruder, LLC, a manufacturer and distributor of high production food processing equipment (since 2007).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Williams is qualified to serve as a board member because of his experience in entrepreneurial management, specifically in the manufacturing industry. In addition, Mr. Williams’ family owned one of the predecessor companies of Escalade, Incorporated, and Mr. Williams has a strong knowledge of the Company’s history. Mr. Williams brings a broad range of management, manufacturing, and sales skills to our Board. During his seven-year tenure on the board, Mr. Williams has gained a good working knowledge of the Company that provides efficiency and continuity to our Board. Mr. Williams also serves on the Company’s audit committee.

Richard F. Baalmann, Jr.

Age 51, Director since 2006

Business Experience: President of Bramm Inc., and related companies which operate ACE Hardware stores in the St. Louis, Missouri area (since 1988).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Baalmann is qualified to serve as a board member because of his 20+ year career in retail marketing and his experience having served on the Board of Ace Hardware Corporation where he acted as Chairman of the Audit and Supply Committees. During 1999-2008, Mr. Baalmann also served on the Nominating and Governance, Executive and Compensation Committees for Ace Hardware Corporation, where he has gained experience in GAAP and SEC compliance compensation policies and company strategic planning. He is considered an audit committee financial expert under SEC rules. Mr. Baalmann serves on the Company’s compensation committee, and he joined the Company’s audit committee in 2010.

While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors recommend.

The Board does not have a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting.

With the exceptions of Messrs. Robert Keller and Patrick Griffin, who are executive officers of the Company, and of Mr. Robert Griffin, who was an executive officer of the Company through April 2010, the Board has determined that all of the above named incumbent directors have met the independence standards of Rule 5605(a)(2) of the National Association of Securities Dealers listing standards. Mr. Robert Griffin is the father of Mr. Patrick Griffin.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 1 relating to the election of directors.

ITEM NO. 2
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board of Directors proposes and recommends that the stockholders approve the selection by the Committee of BKD, LLP to serve as the Company’s independent registered public accounting firm for the Company for the Company’s fiscal year 2011. Action by the stockholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the proposal approving BKD, LLP as the Company’s independent registered public accounting firm is rejected by the stockholders then the Committee will reconsider its choice of independent auditors. Even if the proposal is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Ratification of the appointment of BKD, LLP as our independent registered public accounting firm for 2011 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If you are a street name stockholder and do not vote your shares, your bank, broker or other nominee can vote your shares at its discretion on the proposal to ratify the appointment of the independent registered public accounting firm.

The Audit Committee of the Board of Directors unanimously recommends that you vote “FOR” Proposal 2 relating to the ratification of the appointment of the Independent Registered Public Accounting Firm.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the best of the Company’s knowledge, all of the Company’s directors, officers and 10% or more stockholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for fiscal 2010, with the exception of one late Form 4 filing for each of Messrs. Robert Griffin, Baalmann, and White in connection with their receipt of third quarter 2010 equity compensation as part of their director fees, one late Form 4 filing for Mr. Robert Griffin following the acquisition of shares pursuant to an automatic dividend reinvestment feature of his brokerage account in December 2010, two late Form 4 filings for Mr. Patrick Griffin following purchases of shares of stock in August 2010, and the failure to timely report on his initial Form 3 all of his beneficial stock ownership, including shares held indirectly through a family limited partnership and family limited liability company. All such Form 4s were subsequently filed. Mr. Patrick Griffin also filed a Form 5 to correct his initial Form 3 filing.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

The Board of Directors of the Company currently consists of one member who served as an executive officer for the full year (Robert J. Keller), and one member who served as an executive officer until his retirement as an employee of the Company on April 30, 2010 (Robert E. Griffin), four independent members (Edward E. Williams, Richard D. White, George Savitsky and Richard F. Baalmann, Jr.), and one director who is also an employee, Patrick J. Griffin, who was named as an executive officer at the February 24, 2011 Board Meeting.

During 2010, all Directors attended 100% of all meetings of the Board of Directors and the committees on which they served. The Board of Directors had five meetings and the independent directors held regular executive sessions in conjunction with four of the Board meetings. The Board has not designated a lead or presiding director to chair executive sessions.

Stockholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at: Escalade, Incorporated, 817 Maxwell Avenue, Evansville, Indiana 47711. All communications directed to the Board will be received and processed by the Company’s office of the Chief Financial Officer and will be transmitted to the Chairman of the Audit Committee without any editing or screening by such office.

Board Leadership Structure
The Board has placed responsibilities on the Chairman of the Board separate from President and CEO as it believes this provides better accountability between the Board and the management team. The Board believes it is better to have a separate Chairman, whose responsibility is to lead the Board members as they provide leadership to the executive team. This responsibility includes facilitating communication among the directors; setting the Board meeting agendas in consultation with the President and CEO; and presiding at Board meetings and stockholder meetings. This delineation of duties allows the President and CEO to focus his attention on managing the day-to-day business of the Company. The Board believes this structure provides strong leadership for the Board, while positioning the President and CEO as the leader of the Company in the eyes of customers, employees and stockholders.

Currently, Mr. Robert Griffin serves as the Chairman of the Board, but he is not considered an independent director due to his prior employment with the Company and his family relationship to Mr. Patrick Griffin. Mr. Griffin retired as an employee of the Company on April 30, 2010. However, given the small size of the Board, the independent directors have a clear voice and direct access to both the Chairman of the Board and the President and CEO. The independent directors meet in executive session on a regular basis, with the discussions being led by the independent director who raises the specific topic(s) being considered in such executive sessions. Accordingly, the Board has not deemed it necessary to designate an independent Chairman of the Board nor to establish a formal structure to ensure that independent ideas are raised and fully discussed, because the Board believes that the current structure already satisfies those objectives.

Risk Oversight of the Company
The Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board by monitoring company processes for management’s identification and control of key business, financial and regulatory risks. The Audit Committee receives a report from management annually regarding the Company’s assessment of risks and meets in executive session with the Chief Financial Officer each quarter. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company and review the Company’s risk appetite. Management is responsible for the day-to-day risk management processes. The Company has structured the reporting relationship through the Chief Financial Officer who reports functionally to the Audit Committee. The Board believes this division of responsibilities is the most effective approach for addressing the risks facing the Company and the Board leadership structure supports this approach.

Code of Ethics
The Board of Directors has adopted the Escalade, Incorporated Code of Business Conduct and Ethics (“Code”) which may be found on the Company’s website at: www.escaladeinc.com/Code_of_Conduct.aspx. All employees and Directors of the Company are subject to compliance with the Code.

Committees
The Company has two standing committees, each composed of independent directors. As discussed above, the Board of Directors has no nominating committee. Current committee assignments are detailed in the following table.

Name	Audit Committee	Compensation Committee
Edward E. Williams	Member
George Savitsky	Chairman(1)	Member
Richard D. White		Chairman(1)
Richard F. Baalmann, Jr.	Member(1)	Member

(1) Determined by the Board to be audit committee financial experts.

Audit Committee
The Audit Committee as a whole held four meetings in 2010. At all four meetings the committee met with the independent auditors and management to review the interim financial information contained in each quarterly earnings announcement and the annual results. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief financial officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, (3) engage the firm of independent certified public accountants to be hired by the Company and review that firm’s independence, and (4) approve all audit and non-audit services performed by the Company’s independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which can be found on the Company’s website at: www.escaladeinc.com/Audit_Committee_Charter.pdf

Compensation Committee
The Compensation Committee held five meetings in 2010 and held several informal sessions to review salaries and compensation levels within the Company. The Compensation Committee is also responsible for awards of stock options and restricted stock units; a meeting to address issues related to such awards related to the 2010 results was held on February 24, 2011. The Board of Directors has not adopted a written charter for the Compensation Committee.

Director Compensation
Each non-employee director of Escalade, Incorporated currently receives an annual cash retainer of $25,000 with the exception of the Chairman of the Board who receives an annual cash retainer of $88,889. Each member of the Audit Committee receives an additional annual fee of $5,000 except for the Audit Committee Chairman who receives $15,000. Each member of the Compensation Committee receives an additional annual fee of $3,000 except for the Compensation Committee Chairman who receives $10,000. All Directors receive an additional fee of $1,000 per board meeting attended in excess of eight meetings per year. Members of the Audit Committee and Compensation Committee receive additional fees of $1,000 per committee meeting attended in excess of six and four meetings, respectively. Each non-employee board member received stock options in 2010; this award amounted to 5,000 options per director. Also in 2009, all non-employee members of the board volunteered to take a 10% reduction of all fees which they were entitled to receive for the 2009-2010 election term. The Board voted to continue with this reduction for all of 2010. Beginning January 1, 2011, the director fees were restored to the pre-reduction amounts.

Under the terms of the Escalade, Incorporated 2007 Incentive Plan, Directors can elect to receive some or all of the fees earned in shares of the Company’s common stock, or in the form of restricted stock units or stock options which vest after one year. In 2010, there were 36,724 shares issued pursuant to the plan. In 2010, Messrs. Griffin, White, and Baalmann opted to receive 100% of their board compensation in shares of common stock. Mr. Williams elected to receive his compensation in cash beginning with the second quarter 2010 payment.

2010 Director Compensation
The following table summarizes the compensation earned by or awarded to each director who served on the Board of Directors during 2010. Compensation for Mr. Robert Griffin, Mr. Robert Keller, and Mr. Patrick Griffin is reflected in the “Executive Compensation - Summary Compensation Table.”

					As of December 25, 2010
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)	Number of Restricted Stock Units Outstanding (#)(4)	Number of Stock Options Outstanding (#)(5)

George Savitsky	38,700	8,117	—	46,817	—	3,376
Richard D. White	31,495	8,117	—	39,612	—	3,287
Edward E. Williams	27,001	8,117	—	35,118	27,661	3,287
Richard F. Baalmann, Jr.	27,447	8,117	—	35,564	25,818	3,198
Blaine E. Matthews, Jr.	13,500	8,117	—	21,617	—	8,376

(1)
This column includes the fair value of common stock issued in lieu of cash compensation pursuant to the Escalade, Incorporated 2007 Incentive Plan. For Directors Savitsky and Matthews, all fees were paid in cash. For Directors White and Baalmann, all fees were paid in shares of common stock. For Director Williams, $13,500 was paid in cash, and $13,501 was paid in shares of common stock.

(2)
The amount recorded in this column is the compensation cost recognized by the Company during 2010, calculated utilizing the provisions of Accounting Standards Codification Topic 718, Stock Compensation, for grants made in 2010 and prior years. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model.

(3)	The amount recorded in this column reflects the gain on the exercise of non-qualified stock options.
(4)	These two Directors elected to defer the settlement of RSUs granted in 2007, 2008, and 2009 for five years. These grants will begin settlement in 2012 under this deferral arrangement.
(5)	The options included are outstanding and fully vested.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter as adopted by the Board of Directors (“Board”), the Audit Committee of the Board (“Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Escalade. All of the Committee members are independent directors as defined under NASDAQ rules. During fiscal year 2010, the Committee met four times, and discussed the interim financial information contained in each quarterly earnings announcement and the annual results with the Chief Financial Officer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed and considered whether the provision of non-audit services by the Company’s auditors is consistent with the auditors’ independence. The Audit Committee has determined that the provisions of such services are consistent with the auditors’ independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of Escalade’s internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of Escalade as of and for the year ended December 25, 2010, with management and the independent auditors. Management has the responsibility for the preparation of financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Escalade’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 25, 2010, for filing with the Securities and Exchange Commission.

George Savitsky, Chairman	Edward E. Williams	Richard F. Baalmann, Jr.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) as well as the accompanying tables set forth below. Based on that discussion, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 25, 2010.

Richard D. White, Chairman	Richard F. Baalmann, Jr.	George Savitsky

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2010, all members of the Compensation Committee were independent directors and served the full year. No other director or executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any of Messrs. White, Baalmann, and Savitsky.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Compensation Philosophy
The Company’s philosophy in setting compensation policies for its named executive officers is to align pay with performance, while at the same time providing competitive compensation that allows the Company to retain and attract executive talent. The Compensation Committee, composed entirely of independent Directors, establishes, approves and evaluates the Company’s compensation policies applicable to the named executive officers.

Throughout this proxy statement, all references to the “named executive officers” means Robert E. Griffin, Robert J. Keller, Deborah J. Meinert, and Patrick J. Griffin, the individuals identified under “EXECUTIVE COMPENSATION – Summary Compensation Table.” Throughout 2010, Mr. Robert Griffin served as the Company’s Chairman of the Board, Mr. Keller served as the Company’s Chief Executive Officer, Ms. Meinert served as the Company’s Chief Financial Officer, and Mr. Patrick Griffin served as President of the Martin Yale Group. Mr. Robert Griffin retired as an officer of the Company on April 30, 2010, but continues to serve on the Company’s Board of Directors as the non-executive Chairman of the Board.

The Compensation Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value. Consequently the Compensation Committee has adopted the following guidelines for use in evaluating executive compensation:

●	Provide a competitive total compensation package that enables the Company to attract and retain key executive talent;
●	Align all pay programs with the Company’s annual and long-term business strategies and objectives; and
●	Provide a mix of base and performance-leveraged variable compensation that directly links executive compensation to the performance of the Company and stockholder return.

Compensation Program; Mix of Pay Components
Consistent with the above philosophy, the Compensation Committee currently utilizes the following components of compensation for the Company’s named executive officers:

●	Base salary;
●	Annual incentive cash bonuses;
●	Long-term equity incentives, historically in the form of stock options and/or restricted stock units; and
●	Health, welfare and other benefits

Executive compensation is based on a pay-for-performance philosophy. Consequently, a significant portion of annual and long-term compensation for the named executive officers is at-risk. This provides additional upside potential and downside risk for the Company’s Chief Executive Officer and Chief Financial Officer, recognizing that the individuals serving in these roles have greater influence on the performance of the Company.

Other than employees working under a collective bargaining agreement, all employees of the Company, including the named executive officers, are employed at will, without employment agreements, severance payment arrangements or change in control agreements.

The Role of the Compensation Committee and Method of Determining Amount of Total Compensation
The Compensation Committee is responsible for the approval and administration of compensation programs for the named executive officers. The Committee focuses on the attraction and retention of key executives and, when making decisions, considers the Company’s compensation philosophy, the achievement of business goals set by the Company, the competitive environment in which the Company competes for talent, how the Company is positioned for the future, and recommendations made by the Company’s Chairman and Chief Executive Officer. While the Committee primarily focuses on compensation for the named executive officers, the Committee also reviews the compensation of certain other key employees, such as the subsidiary and division heads, and the appropriateness and fairness of the allocation of annual incentive compensation among the participants in such plans at the subsidiary level.

In 2010, the Committee reviewed all compensation components for the Company’s named executive officers and together with the Board of Directors, reviewed and evaluated the level of performance of the Company and of each executive officer, including the Chief Executive Officer and Chief Financial Officer, in order to determine current and future appropriate compensation levels. In addition, the Committee conducted an annual review of the Company’s compensation philosophy to ensure that it remains appropriate given the Company’s strategic objectives. The Committee may engage compensation consulting firms in the future but did not deem it necessary in 2010.

Except for the Escalade, Incorporated 2007 Incentive Plan which was approved by stockholders at the 2008 Annual Meeting, the Compensation Committee does not participate in any programs which they administer.

Role of Executive Officers in Compensation Decisions
Mr. Griffin, the Company’s Chairman, occasionally participates in Compensation Committee meetings and discussions regarding the compensation of the Company’s other named executive officers, but does not make any recommendations regarding his own compensation or the compensation of Mr. Patrick Griffin. Consistent with the Committee’s past practices, Mr. Keller, as the Company’s Chief Executive Officer, will make recommendations regarding the compensation for the Company’s Chief Financial Officer, but will not make recommendations for either himself or Mr. Robert Griffin. Although the Committee considers recommendations by Messrs. Robert Griffin and Robert Keller along with data provided by its other advisors, the Committee retains full discretion to set all compensation for the Company’s named executive officers.

Base Salary
The Compensation Committee seeks to compensate the named executive officers competitively within the industry while at the same time designing compensation components that base a significant portion of total compensation on performance. In general, base salary levels are set at the beginning of each year at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company’s compensation structure. The primary considerations in determining whether base salaries will be adjusted is the Company’s income level generated in the previous year and any changes in level of responsibility. The Compensation Committee also subjectively reviews the individual performance of each named executive officer, based on the performance of the Company and the individual’s level of contribution towards that performance.

Accordingly, for fiscal 2010 the Compensation Committee established base salaries for the Company’s key executives with the intent to motivate performance by providing significant upside potential through incentive compensation and less on guaranteed compensation in the form of salaries. The Compensation Committee does not target any specific benchmark for base salary levels for its key executives compared to comparable companies within the Company’s industries. The Compensation Committee considered the scope of and accountability associated with each executive officer’s position in addition to such factors as the performance and experience of each executive officer when setting base salary levels for fiscal 2010.

In 2010, the Compensation Committee made no change to the base salary of $300,000 for Robert J. Keller, the Company’s Chief Executive Officer, the base salary of $132,000 for Deborah J. Meinert, the Company’s Chief Financial Officer, and the base salary of $120,000 for Patrick J. Griffin, the President of Martin Yale Group. The Compensation Committee believed that such salaries were warranted for each such officer based primarily on the Company’s performance and their contribution to such results. In 2009, Mr. Keller’s base salary was voluntarily reduced by 10% to $270,000 as part of cost saving measures implemented company-wide. Ms. Meinert and Mr. Griffin assumed their roles in 2009, and their salaries reflected similar reductions. These reductions were extended throughout 2010.

In 2010, the Compensation Committee made no change to the base salary of $56,200 for Robert E. Griffin, the Company’s Chairman of the Board. In 2009, Mr. Griffin’s base salary was also voluntarily reduced by 10% to $50,580, and this reduction continued in 2010. Mr. Griffin retired from his position with the Company on April 30, 2010. His total compensation related to employment for the year was $17,563.

For 2011, the Compensation committee has established new base salaries for Mr. Keller and Ms. Meinert at $300,000 and $150,000, respectively, and maintained Mr. Patrick Griffin’s base salary at $120,000.

Annual Cash Incentive Bonus
The Compensation Committee has established a profit incentive plan that provides for the payment of cash bonuses if certain performance targets are achieved. Under the plan, the Compensation Committee establishes target performance levels early in each fiscal year, subject to potential changes that the Committee may determine appropriate. Virtually all employees are eligible to participate in the profit incentive plan. In conjunction with the completion of the Company’s annual audited financial statements, the bonus pool is finalized based on actual results achieved. Allocation of the bonus pool to individual executive officers is determined at the Compensation Committee’s discretion based upon a review of the overall Company’s performance relative to budget, the Company’s strategic position, and individual executive officer’s performance relative to budget. There are no pre-defined methods for allocating the bonus pool to any of the Company’s executive officers.

For 2010, the business results exceeded the minimum threshold for generating a bonus pool for the Sporting Goods division, but fell short of achieving the performance results required for the Information Security and Print Finishing Division. A bonus pool of $1.4 million was approved by the Compensation Committee for payment in March of 2011. The Compensation Committee compared actual results to pre-established financial and operational objectives set early in the year for Mr. Keller and approved a performance bonus of $202,000, or 75% of his 2010 base salary. The Compensation Committee considered the recommendation from Mr. Keller for the CFO position, which was based on a similar criteria assessment. The Committee approved a performance bonus of $75,000 for Ms. Meinert.

Long Term Equity Incentives
Each year, the Compensation Committee determines the amount and character of any long term equity incentive grants to the Company’s executive officers and other eligible employees. The Committee considers equity grants to be an effective incentive to encourage stock ownership by officers and key employees increasing their proprietary interest in the success of the Company. At the 2007 Annual Meeting, stockholders approved the Escalade Incorporated 2007 Incentive Plan (“2007 Incentive Plan”) which provides a broader array of long-term incentive awards for grant to the Company’s employees, including the Chief Executive Officer and Chief Financial Officer. In 2010, the Compensation Committee determined that granting stock options was the best method of satisfying the Committee’s compensation philosophy and objectives of directly connecting long term incentives to achieving long term performance objectives. Accordingly the Company granted 55,000 and 27,500 stock options to Mr. Keller and Ms. Meinert, respectively.

The stock options granted to Mr. Keller and Ms. Meinert vest at the rate of 25% per year for four years provided that the named executive is still employed by the Company. The stock was trading at $2.56 per share as of the strike date of February 26, 2010. The options expire in five years.

In February 2011, the Compensation Committee approved stock option awards based on the performance results of 2010. The Company granted 40,000 stock options to Mr. Keller 18,500 options to Ms. Meinert, and 13,000 to Mr. Patrick Griffin. The strike date of these options was March 1, 2011, with a price of $6.07 per share. The options vest 25% per year for four years, and expire in five years.

Health, Welfare and Other Benefits
The Company provides medical, life, 401(k) plan and similar benefits to all of its salaried employees, including the named executive officers. Other than a non-qualified deferred compensation plan in which Mr. Robert Griffin participated, none of these benefits discriminate in scope, terms or operation in favor of the named executive officers.

Tax and Accounting Considerations
As necessary, the Compensation Committee reviews accounting and tax laws, rules and regulations that may affect the Company’s compensation plans. However, tax and accounting considerations have not significantly impacted the compensation programs offered to the Company’s executives. Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. Based on the Compensation Committee’s past compensation practices, the Committee does not currently believe that Section 162 (m) will adversely affect the Company’s ability to obtain a tax deduction for compensation paid to its named executive officers.

EXECUTIVE OFFICERS OF THE REGISTRANT

The following is a list of the names and ages of all of the current executive officers of the Company indicating all positions and offices held by each such person as of the date of this proxy statement.

Mr. Keller joined the Company as President and Chief Executive Officer in August 2007. Prior to that, he served as President of Disston Tool Company, a subsidiary of Kennametal. From 2000 to 2005, Mr. Keller worked for Russell Corporation in various positions including President of the sports apparel unit.

Ms. Deborah J. Meinert joined the Company as Corporate Controller in November 2007. Ms. Meinert came to Escalade from United Components, a manufacturer of automotive OEM and aftermarket parts where she functioned as Assistant Controller (2005-2007). Prior to United Components, she practiced public accounting with Brown, Smith & Settle LLC (1997–2005) and Harding, Shymanski & Company, PC (1994-1997), both in the Evansville area.

Mr. Patrick Griffin joined the Company in 2002. He was also employed with the Company from 1993 – 1995. Since 2002, Mr. Griffin has advanced in the organization, serving in successive product management roles at Escalade Sports until 2006, when he became Vice President Sales and Marketing for Martin Yale International. He was named President of Martin Yale Group in 2009.

All such persons have been elected to serve until the next annual election of officers, or until their earlier resignation or removal.

Name	Age as of March 30, 2011	Offices and Positions Held	First Elected as an Executive Officer
Robert J. Keller	49	CEO and President	08/2007
Deborah J. Meinert	53	V.P. Finance, CFO & Secretary	03/2009
Patrick J. Griffin	41	President, Martin Yale Group	2/2011

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth information regarding compensation of the named executive officers of the Company for 2010 and 2009:

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)	Stock Awards ($)	Option Awards ($)	Restricted Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Robert E. Griffin Chairman of the Board(1)	2010 2009	17,563 52,690	— —	62,503 11,249	8,117 1,814	— 2,886	— —	39,061 110,417	1,287,744 36,894	1,414,988 215,950
Robert J. Keller President & Chief Executive Officer	2010 2009	270,996 281,159	— —	— —	36,182 11,874	33,627 80,996	202,000 —	— —	4,869 3,675	345,674 377,704
Deborah J. Meinert Chief Financial Officer, Vice President Finance and Secretary	2010 2009	132,607 132,288	— —	— —	15,893 4,275	687 3,080	75,000 —	— —	3,069 1,685	152,256 141,328
Patrick J. Griffin President, Martin Yale Group	2010 2009	120,000 120,000	— —	— —	14,940 2,850	1,031 11,306	— —	— —	184,203 217,940	320,174 352,096

(1) Mr. Robert Griffin retired from his position as an executive officer and employee of the Company as of April 30, 2010.

Column (c) - Salary
Amounts recorded in this column reflect the annual salary paid during the year noted in column (b).

Column (d) – Cash Bonuses
Amounts recorded in this column reflect cash bonuses paid in addition to amounts paid in connection with the annual cash incentive program noted in column (h).

Column (e) – Stock Awards
Amounts recorded in this column reflect 16,213 shares of stock paid to Mr. Griffin as his director compensation for 2010, and 3,906 shares in 2009. There was no cash paid related to his director compensation during 2010. The cash portion of his 2009 director’s compensation ($36,100) is included under All Other compensation in column (j).

Column (f) – Option Awards
The amount recorded in this column is the compensation cost recognized by the Company during the fiscal year indicated in column (b) under ASC Topic 718, Stock Compensation, for grants made in the fiscal year indicated in column (b) and prior years. The amounts recorded for Mr. Griffin were granted in relation to his work as a director. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the years indicated:

	2010	2009	2008	2007	2006	2005
Risk-free interest rate	1.36%	1.43%	—	4.35%	4.35%	3.77%
Dividend yield	0%	0%	—	2.26%	1.81%	1.20%
Expected volatility	97.6%	76.6%	—	42.6%	51.3%	53.8%
Weighted average-fair value per share	$1.80	$0.40	—	$2.70	$4.35	$5.61

Column (g) – Restricted Stock Awards
The amount recorded in this column is the compensation cost recognized by the Company during the fiscal year indicated in column (b) under ASC Topic 718, Stock Compensation, for grants made in the fiscal year indicated in column (b) and prior years. The amounts recorded for Mr. Griffin were granted in relation to his work as a director. The fair value of each grant is estimated on the date of grant using Monte Carlo techniques where vesting is dependent on market conditions and on the closing price of the Company’s common stock on the date of grant if vesting is based solely on time. The fair value of restricted stock units granted is detailed below for the years associated with the costs recorded in the table:

	2010	2009	2008
Weighted average market closing price on date of grant for restricted stock units where vesting is time based.	—	—	$6.85
Weighted average fair market value of restricted stock units where vesting is contingent on market factors	—	—	$6.16

Column (h) – Non-Equity Incentive Plan Compensation
See “CD&A – Annual Cash Incentive Bonus” on page 13 for a description of the Incentive Compensation Plan. Amounts shown for Mr. Keller and Ms. Meinert for 2010 were paid in March, 2011.

Column (i) - Change in Pension Value and Nonqualified Deferred Compensation Earnings
See “Nonqualified Deferred Compensation” on page 17 for a description of the plan.

Column (j) – All Other Compensation
All other compensation includes the following:

Name	401(k) Matching Contribution ($)	Cash &RSU Director Fees ($)	Foreign Living Expenses ($)	Severance ($)	Deferred Compensation Paid ($)(1)	Total All Other Compensation ($)

2010
Robert E. Griffin	265	—	—	—	1,287,479	1,287,744
Robert J. Keller	4,869	—	—	—	—	4,869
Deborah J Meinert	3,069	—	—	—	—	3,069
Patrick J. Griffin	2,735	—	181,468	—	—	184,203

2009
Robert E. Griffin	794	36,100	—	—	—	36,894
Robert J. Keller	3,675	—	—	—	—	3,675
Deborah J Meinert	1,685	—	—	—	—	1,685
Patrick J. Griffin	1,687	—	216,253	—	—	217,940

(1) The amount disclosed in this column is related to the payout of 1985 to 1992 Nonqualified Deferred Compensation, described on page 17.

Grants of Plan Based Awards
The following table sets forth certain information concerning grants of plan-based awards to each of our named executive officers during 2010. Actual cash incentive awards are disclosed under column (h) of the Summary Compensation Table, page 15. The material terms of these awards and the material plan provisions relevant to these awards are described in the footnotes to the table below.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Options Awards: Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share) (3)	Grant Date Value of Stock Awards ($) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)

Robert E. Griffin	02/26/10	—	5,000	$2.56	—	$8,814
	01/22/10	4,934	—	—	$2.28	$11,250
	04/23/10	2,473			$4.55	$11,252
	07/23/10	4,301			$4.65	$20,000
	10/22/10	4,505			$4.44	$20,002
Robert J. Keller	02/26/10		55,000	$2.56	—	$99,050
Deborah J. Meinert	02/26/10	—	27,500	$2.56	—	$49,525
Patrick J. Griffin	02/26/10	—	30,000	$2.56	—	$54,027

(1)	The amounts disclosed in this column represent stock awards, stock compensation, and Restricted Stock Units (“RSU”) issued under the Escalade, Incorporated 2007 Incentive Plan.
(2)
The amounts disclosed in this column were issued under the 2007 Incentive Plan. Options for Mr. Robert Griffin vest in one year, while options for Mr. Keller , Ms. Meinert, and Mr. Patrick Griffin vest at the rate of 25% per year for four years. All options expire five years from the date of grant.

(3)	The exercise price is equal to the closing market price on the date the options were granted.
(4)	For stock awards and stock compensation, the amounts disclosed in this column are the closing market price on the date the stock was granted.
(5)
The amounts disclosed in this column are calculated based on the provision of ASC Topic 718 Stock Compensation. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model.

Outstanding Equity Awards at Fiscal Year End
The following table outlines outstanding long-term equity-based incentive compensation awards for the Company’s named executive officers as of December 25, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Share) (1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (2)
Robert E. Griffin	—	5,000		$2.56	2/26/2015
	—					—		—
Robert J. Keller	—	125,000	(3)	$0.64	3/31/2014
		55,000	(4)	$2.56	2/26/2015
						18,750	(5)	114,375
Deborah J. Meinert	—	45,000	(3)	$0.64	3/31/2014
		27,500	(4)	$2.56	2/26/2015
						1,500	(5)	9,150
Patrick J. Griffin	—	30,000	(3)	$0.64	3/31/2014	—		—
		30,000	(4)	$2.56	2/26/2015

(1)	The option exercise price is equal to the closing market price on the date the options were granted.
(2)	The amounts set forth in this column equal the number of restricted stock units multiplied by the closing market price of the underlying common stock ($6.10) on December 25, 2010.
(3)	Options granted were to vest in three years, on March 31, 2012.
(4)	Options granted were to vest 25% per year for four years, beginning February 26, 2011.
(5)
Restricted Stock Units vest on March 1, 2011 provided that certain market conditions relative to the Company’s common stock are satisfied. As of March 1, 2011 market conditions were not met, and the Restricted Stock Units were forfeited.

Option Exercises and Stock Vested
The following table shows all stock options exercised and the value realized upon exercise by the named executive officers during 2010:

Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)

Robert E. Griffin	5,000	17,800
Robert J. Keller	—	—
Deborah J. Meinert	—	—
Patrick J. Griffin	—	—

Nonqualified Deferred Compensation
The Company maintained a nonqualified deferred compensation plan that allowed Mr. Robert Griffin, and certain other executive officers who are no longer with the Company, to defer a portion of their incentive bonuses earned during each of the years between 1985 and 1992. The Company provided a matching contribution equal to 70% of the deferred amount. The plan was unfunded and amounts owed to participants under the plan were subject to the claims of general creditors of the Company. The Company accrued interest on the balance owed to participants at the rate of 9% compounded monthly.

On April 30, 2010, Mr. Robert Griffin retired from the Company, and at that time elected to take the benefit of the accrued balance in the plan as of that date. No additional amounts are owed to Mr. Griffin or any director under the nonqualified deferred compensation plan. Mr. Keller, Ms. Meinert, and Mr. Patrick Griffin are not participants in this plan.

The following table illustrates the nonqualified deferred compensation benefits provided to the named executive officers in 2010. It does not reflect matching 401(k) or discretionary contributions made under the Company’s qualified retirement plan.

Name	Executive Contributions in 2010 ($)	Registrant Contributions in 2010 ($)	Aggregate Earnings in 2010 ($) (1)	Aggregate Withdrawals / Distributions in 2010 ($) (2)	Aggregate Balance at December 25, 2010 ($)

Robert E. Griffin	—	—	39,061	1,326,540	—

(1)	Amounts recorded in this column represent interest accrued on cumulative deferred balances and is included in column (i) of the Summary Compensation Table on page 15.
(2)
Amounts recorded in this column represent the full balance of the deferral account, with all accumulated interest including the 2010 interest payments. The accrued balance through the end of 2009 is included in column (j) of the Summary Compensation Table on page 15.

Potential Payments upon Termination or Change in Control
Other than benefits that are generally available to all other salaried employees of the Company, the named executive officers have no agreements that would provide them with any cash payments upon termination of employment with the Company.

Upon a change in control of the Company, as defined in the Escalade, Incorporated 2007 Incentive Plan (approved by the Company’s stockholders at the 2007 annual meeting), the vesting of all outstanding, unvested stock options would be accelerated. This is true for all stock option recipients, not just the named executive officers. Based upon the closing stock price of the Company’s common stock as of December 25, 2010 ($6.10), Mr. Robert Griffin, Mr. Keller, Ms. Meinert, and Mr. Patrick Griffin would potentially receive value for unexercised stock options of approximately $1,507,950. Mr. Griffin’s options, value of $17,700, will expire if not exercised on or before February 26, 2015. Mr. Keller’s options have a value of $877,200 ($682,500 expiring March 31, 2014 and $194,700 expiring February 26, 2015), Ms. Meinert’s options have a value of $343,050 ($245,700 expiring March 31, 2014 and $97,350 expiring February 26, 20105, and Mr. Patrick Griffin’s options have a value of $270,000 ($163,800 expiring March 31, 2014 and $106,200 expiring February 26, 2015). The potential value of unexercised stock options is computed as the difference between the exercise price and the closing stock price multiplied by the number of shares. Options with exercise prices higher than the closing market price are not included in the calculation.

INDEPENDENT PUBLIC ACCOUNTING FIRM

The independent public accounting firm of BKD, LLP (the “Auditors”) was engaged by the Company’s Audit Committee to audit the Company’s consolidated financial statements for the year ended December 25, 2010. BKD, LLP, formerly known as Olive LLP, has served as independent auditors for the Company since 1977. Audit services performed by BKD, LLP during the fiscal year most recently completed included examinations of the financial statements of the Company, services related to filings with the Securities and Exchange Commission and consultations on matters related to accounting. Representatives of BKD, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Escalade, Incorporated for the fiscal years ended December 25, 2010 and December 26, 2009 by the Company’s principal accounting firm, BKD, LLP.

	2010	2009
Audit Fees	$334,447	$303,724
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$334,447	$303,724

Audit Fees. Fees for audit services consist of:

●	Audit of the Company’s annual financial statements.
●
Audit services associated with Rule 404 of the Sarbanes-Oxley Act of 2002 were not required in 2010 or 2009. Fees paid in 2010 and 2009 related to testing of internal controls over financial reporting totaled $73,703 and $74,351, respectively.

●	Reviews of the Company’s quarterly financial statements.
●	Statutory and regulatory audits, consents and other services related to SEC matters.
●	Audit of the Company’s two 401(k) Plans

Audit-Related Fees. Fees for audit-related services consist of financial accounting and reporting consultation. The Company has not employed BKD, LLP for any audit-related services in 2010 or 2009.

Tax Fees. Fees for tax services consist of professional services rendered by BKD, LLP related to corporate income tax return preparation, compliance and advice. The Company does not employ BKD, LLP to perform tax compliance services.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by BKD, LLP pursuant to these exceptions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Audit Committee of the Board of Directors is charged with the responsibility to review and pre-approve all related party or affiliate transactions between the Company and its directors, executive officers, employees and/or their affiliates or in which any such persons directly or indirectly is interested or may benefit. The Company currently has no agreements, arrangements, transaction or similar relationship with any of its directors or executive officers.

OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the headings “Report of Compensation Committee” and “Report of the Audit Committee” are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).

RESULTS OF THE 2010 ANNUAL MEETING

Approximately 95% of the outstanding shares of the Company were voted in person or by proxy at the 2010 Annual Meeting that was held April 30, 2010. The stockholders elected as directors each of the seven individuals nominated by the Board of Directors for election.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

In order to be included in the Company’s proxy materials for the 2012 Annual Meeting of Stockholders, a stockholder proposal must be in writing and received by the Company’s Secretary at the principal executive offices in Evansville, Indiana by the close of business on November 30, 2011. Submission of a proposal before the deadline does not guarantee its inclusion in the proxy materials.

Under the Company’s Bylaws, director nominations and other business may be brought at an annual meeting of stockholders only by or at the direction of the board of directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of the Company’s Bylaws as in effect from time to time. To be timely under the Bylaws as now in effect, a stockholder notice must be delivered or mailed to the Secretary at the principal executive offices not less than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Stockholder proposals for the 2012 annual meeting must be received by January 30, 2012. However, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, then to be timely such notice must be received no later than the later of ninety (90) days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made. Please refer to the full text of the Company’s advance notice Bylaw provisions for additional information and requirements.

The Company is not aware of any matters that will be presented at the 2011 annual meeting other than the election of directors and ratification of auditors. No other matters have been presented to the Company in accordance with the Company’s Bylaws. However, if any other proposal that requires a vote would be properly presented at the 2011 meeting,, the persons named in the Company’s proxy for the 2011 annual meeting will be allowed to exercise their discretionary authority to vote upon such proposal without the matter having been discussed in the proxy statement for the 2011 annual meeting. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible stockholder motions under the General Corporation Law of the State of Indiana and the Company’s Bylaws will be included on the Company’s annual meeting docket.

OTHER BUSINESS

Management does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. No stockholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. If any matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.

By order of the Board of Directors

Deborah J. Meinert

VP Finance, CFO & Secretary

ESCALADE, INCORPORATED

817 Maxwell Avenue
Evansville, Indiana 47711

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Robert E. Griffin and Edward E. Williams, or any of them, each with power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Stockholders of Escalade, Incorporated (the “Company”) to be held on Friday, April 29, 2011, at 7:30 a.m., Central Daylight Savings Time, at the Company’s principal executive offices located at 817 Maxwell Avenue, Evansville, Indiana 47711, and any adjournment or adjournments thereof, and to vote the number of shares of the Company’s Common Stock which the undersigned would be entitled to vote if personally present on the following matters:

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ESCALADE, INCORPORATED

April 29, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.escaladeinc.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

20430000000000000000 8	042911

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND A VOTE “FOR” RATIFYING THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors: Vote for Four (4) Nominees to Serve as Directors of the Company for the two-year term ending at the 2013 Annual Meeting of Stockholders.			2.	To ratify the appointment of BKD, LLP as the independent registered public accounting firm for Escalade, Incorporated for 2011.	☐	☐	☐
		NOMINEES:
	☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Robert E. Griffin O Robert J. Keller O Richard F. Baalmann, Jr. O Patrick J. Griffin		3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEM 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENVELOPE PROVIDED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ESCALADE, INCORPORATED

April 29, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and  follow the instructions.  Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
COMPANY NUMBER
ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.escaladeinc.com

i	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.	i

20430000000000000000 8	042911

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND A VOTE “FOR” RATIFYING THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors: Vote for Four (4) Nominees to Serve as Directors of the Company for the two-year term ending at the 2013 Annual Meeting of Stockholders.			2.	To ratify the appointment of BKD, LLP as the independent registered public accounting firm for Escalade, Incorporated for 2011.	☐	☐	☐

		NOMINEES:		3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
	☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Robert E. Griffin O Robert J. Keller O Richard F. Baalmann, Jr. O Patrick J. Griffin

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEM 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENVELOPE PROVIDED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.